UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

AnnTaylor Stores Corporation issued a Press Release, dated November 21, 2008. A copy of the Press Release is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

The Press Release furnished with this report contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company is providing operating income, net income and earnings per share data for the quarters and nine months ended November 1, 2008 and November 3, 2007, that exclude costs associated with the Company’s previously-announced restructuring program. The Company believes that these non-GAAP financial measures assist the reader’s understanding by removing the impact of the restructuring program from its continuing business operations. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company issued a Press Release announcing the election of Michelle Gass to the Company’s Board of Directors and Ms. Gass’ appointment to its Compensation Committee, effective November 20, 2008. Ms. Gass will participate in the Company’s previously disclosed standard non-employee director compensation arrangements. A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by AnnTaylor Stores Corporation on November 21, 2008.

99.2	Press Release issued by AnnTaylor Stores Corporation on November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: November 21, 2008		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AnnTaylor Stores Corporation on November 21, 2008.

99.2	Press Release issued by AnnTaylor Stores Corporation on November 20, 2008.